Exhibit 8.2

Yasong LIN Partner lin@gerydemardlin.com Tel. +33 (0)1 75 77 31 80	CL WORKSHOP GROUP LIMITED Avenida da Amizade no. 1287 Chong Fok Centro Comercial, 13 E Macau S.A.R. Paris, 11 August 2026

By e-mail

Re: French Legal Opinion in connection with the Registration Statement on Form F-1

Dear Sir/Madam,

We have acted as special French legal counsel to CL Workshop Group Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”), including the prospectus forming a part thereof, filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, from time to time, by the selling shareholders identified in the Registration Statement of (i) up to 98,400,000 Class A Ordinary Shares, par value US$0.001 per share, represented by up to 12,300,000 American Depositary Shares (“ADSs”), each ADS representing eight Class A ordinary shares, and (ii) up to 295,200,000 Class A Ordinary Shares represented by up to 36,900,000 ADSs issuable upon exercise of the warrants described in the Registration Statement.

1.	ASSUMPTIONS

In rendering this Opinion, we have assumed without independent investigation that (the “Assumptions’’):

i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (the “Documents”) submitted to us in relation to the Engagement as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

ASSOCIATION D’AVOCATS A RESPONSABILITE PROFESSIONNELLE INDIVIDUELLE (AARPI)

5, rue Vernet – 75008 Paris

Tél : 01.75.77.31.80 – Fax : 01.75.77.31.89

Toque A0997 (Paris)

SIRET : 529 707 143 000 36 - TVA INTRACOMMUNAUTAIRE : FR 26 529 707 143

ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion; and

iv)	the laws of jurisdictions other than France which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

2.	OPINION

Subject to the Assumptions and the Qualifications, we are of the Opinion that the statements set forth in the Registration Statement under the caption “Taxation in France” and “Enforcement of Civil Liabilities – France” are true and accurate in all material respects and that such statements constitute our opinion.

3.	QUALIFICATION

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)	our opinion is limited to the laws of France of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than France. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than France;

(ii)	the laws of France referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

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(iii)	our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent French legislative, administrative or judicial bodies in exercising their authority in France;

(iv)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in France;

(v)	this Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently; and

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Taxation” and elsewhere in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Yasong LIN
Attorney at Law

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